Exhibit 99.1

Civista Bancshares, Inc. Announces Fourth Quarter 2024 Earnings Release Date

Sandusky, Ohio, January 6, 2025 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) announced today that it will issue its fourth quarter 2024 financial results prior to market open on Thursday, January 30, 2025.

Civista Bancshares, Inc. will also host a conference call and webcast at 1:00 p.m. Eastern Time on Thursday, January 30, 2025, to discuss its financial results. Analysts may participate in the question-and-answer session.

Conference Call, Replay and Webcast Information:

Date: Thursday, January 30, 2025

Time: 1:00 p.m. Eastern Time

Telephone Access: (800) 836-8184; ask to join the Civista Bancshares, Inc. earnings call.

Webcast Access: A live webcast will be available on the Webcasts and Presentations page on the Company’s website (www.civb.com). An archived version of the webcast will be available in the same location shortly after the live call has ended.

About Civista Bancshares, Inc.:

Civista Bancshares, Inc., is a $4.1 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 42 locations across Ohio, Southeastern Indiana and Northern Kentucky. Civista Bank also offers commercial equipment leasing services for businesses nationwide through its Civista Leasing and Finance Division (formerly Vision Financial Group, Inc.), headquartered in Pittsburgh, Pennsylvania. Civista Bancshares’ common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Learn more at www.civb.com.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission.

CONTACTS: Ian Whinnem, Senior Vice President & CFO, at iwhinnem@civista.bank or (419) 627-4651.

Source: Civista Bancshares, Inc.